EXHIBIT 23.2







                       Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated August 1, 1997 relating to the consolidated financial statements of Agrilink Foods, Inc. (Predecessor Company) appearing on page 20 of the Annual Report on Form 10-K of Agrilink Foods, Inc. for the year ended June 28, 1997. We also consent to the application of such report to the related Financial Statement Schedule for the period from June 26, 1994 to November 3, 1994 listed under Item 14(a) of Agrilink Foods' Annual Report on Form 10-K for the year ended June 28, 1997 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Rochester, New York
December 18, 1997